UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Agentix Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55383

(Commission File Number)

46-2876282

(IRS Employer Identification No.)

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(Address of principal executive offices)(Zip Code)

(949) 438-0160

Registrant’s telephone number, including area code

_________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2020, Agentix Corp., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, and GSL Healthcare, Inc., a Nevada corporation (“GSL Healthcare”), and the holders of common stock of GSL Healthcare, which consisted of two stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered and sold 27,932,271 shares of common stock of the Company in consideration for all of the issued and outstanding shares of common stock of GSL Healthcare. The effect of the issuance is that former two GSL Healthcare shareholders now hold approximately 88.0% of the issued shares of common stock of the Company, and HSL Healthcare is now a wholly-owned subsidiary of the Company. GSL Healthcare has a general plan to be a health and wellness business. Until such time as the Company can formulate GSL Healthcare’s general business plan, the Company is not changing its current business.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 (Entry of Material Definitive Agreement) of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 (Entry of Material Definitive Agreement) of this Form 8-K is hereby incorporated by reference into this Item 2.01. We made the offer and sale of the 27,932,271 shares of common stock of the Company pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a non-public offering to two sophisticated persons who had access to registration-type of information about the Company.

Item 5.01 Changes in Control of Registrant.

Information disclosed in Item 1.01 (Entry of Material Definitive Agreement) of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

2.1	Share Exchange Agreement, dated May 28, 2020, by and among the Agentix Corp., GSL Healthcare, Inc., a Nevada corporation, and the holders of common stock of GSL Healthcare, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agentix Corp. (Registrant)

Date: May 29, 2020	By:	/s/ Michael Winterhalter
	Name:	Michael Winterhalter
	Title:	President

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